EXHIBIT 99.1

II-VI Incorporated Reports Fiscal Year 2018 First Quarter Earnings

  Revenues of $262M increased 18% compared to Q1 FY17
  GAAP EPS of $0.32 increased 23% compared to Q1 FY17
  Adjusted EPS of $0.35 increased 35% compared to Q1 FY17

PITTSBURGH, Oct. 31, 2017 (GLOBE NEWSWIRE) --  II-VI Incorporated (Nasdaq:IIVI) ("II-VI" or the "Company") today reported results for its first fiscal quarter ended September 30, 2017.

“All of our segments got off to a great start in Q1,” said Dr. Vincent D. Mattera, Jr. President and CEO, II-VI Incorporated. “They all saw year-over-year growth in the end markets of materials processing, optical communications, and wireless communications. We did not experience as much seasonal softness as anticipated. We expect to see broad-based growth in fiscal year 2018 led by our core markets as well as our emerging markets, including 3D sensing, EUV lithography and the rapidly-developing electric vehicle ecosystem.”

	Table 1
	$ Millions, except per share amounts, % and Book to Bill
	(Unaudited)

				% Increase
	Three Months Ended			(Decrease) from

	Sept 30,	June 30,	Sept 30,	June 30,	Sept 30,
	2017	2017	2016	2017	2016

Revenues	$261.5	$273.7	$221.5	(4%)	18%

Operating income	$29.8	$35.7	$23.7	(17%)	26%
Adjusted operating income (1)	$31.8	$35.7	$23.7	(11%)	34%

Net earnings	$21.1	$32.6	$16.3	(35%)	29%
Adjusted net earnings (1)	$22.7	$32.6	$16.3	(30%)	39%

Diluted earnings per share	$0.32	$0.50	$0.26	(36%)	23%
Adjusted diluted earnings per share (1)	$0.35	$0.50	$0.26	(30%)	35%

Other Selected Financial Metrics
Book to Bill (2)	0.96	1.00	1.10
Gross margin	40.5%	39.7%	39.5%	80 bps	100 bps

Operating margin	11.4%	13.0%	10.7%	(160 bps)	70 bps
Adjusted operating margin (1)	12.2%	13.0%	10.7%	(80 bps)	150 bps

Return on sales	8.1%	11.9%	7.4%	(380 bps)	70 bps
Adjusted return on sales (1)	8.7%	11.9%	7.4%	(320 bps)	130 bps

(1) Excludes one-time expenses relating to acquisition of Kaiam Laser Limited in fiscal year 2018. See Table 7 for Reconciliation of Reported Earnings to Adjusted Net Earnings.
(2) Book to Bill ratio is calculated by dividing orders the company expects to convert to revenue within the next twelve months by revenues recognized during the period.

Outlook

The outlook for the second fiscal quarter ending December 31, 2017 is revenue of $272 million to $282 million and earnings per share of $0.35 to $0.38. This is all at prevailing exchange rates and all earnings per share comments refer to diluted shares. Comparable results for the quarter ended December 31, 2016 were revenues of $231.8 million and diluted earnings per share of $0.37. As discussed in more detail below, actual results may differ from these forecasts due to various factors including, but not limited to, changes in product demand, competition and general economic conditions.

Segment Information

Operating income is defined as earnings before income taxes, interest expense and other expense or income, net.

Table 2
Segment Book to Bill, Revenues, Operating Income and Margins
$ Millions, except % and Book to Bill
(Unaudited)
	Three Months Ended			% Increase (Decrease) from

	Sept 30,	June 30,	Sept 30,	June 30,	Sept 30,
	2017	2017	2016	2017	2016
Book to Bill:
II-VI Laser Solutions	1.08	1.00	1.02
II-VI Photonics	0.78	0.92	1.09
II-VI Performance Products	1.13	1.13	1.27
Total Book to Bill	0.96	1.00	1.10

Revenues:
Adjusted II-VI Laser Solutions	$92.7	$94.9	$79.3	(2%)	17%
Acquired business	0.6	-	-	-	-
Consolidated II-VI Laser Solutions	$93.3	$94.9	$79.3	(2%)	18%
II-VI Photonics	110.6	112.7	95.8	(2%)	15%
II-VI Performance Products	57.6	66.1	46.4	(13%)	24%
Total Revenues	$261.5	$273.7	$221.5	(4%)	18%

Operating Income:
Adjusted II-VI Laser Solutions	$5.3	$8.3	$6.7	(36%)	(21%)
Acquired business's one-time expenses	(2.0)	-	-	-	-
Consolidated II-VI Laser Solutions	$3.3	$8.3	$6.7	(60%)	(51%)
II-VI Photonics	19.5	17.3	13.9	13%	40%
II-VI Performance Products	7.0	10.1	3.1	(31%)	126%
Total Operating Income	$29.8	$35.7	$23.7	(17%)	26%

Adjusted Operating Income	$31.8	$35.7	$23.7	(11%)	34%

Operating Margin:
Adjusted II-VI Laser Solutions	5.7%	8.7%	8.4%	(300 bps)	(270 bps)
II-VI Laser Solutions	3.5%	8.7%	8.4%	(520 bps)	(490 bps)
II-VI Photonics	17.6%	15.4%	14.5%	220 bps	310 bps
II-VI Performance Products	12.2%	15.3%	6.7%	(310 bps)	550 bps
Total Operating Margin	11.4%	13.0%	10.7%	(160 bps)	70 bps
Total Adjusted Operating Margin	12.2%	13.0%	10.7%	(80 bps)	150 bps

Table 3 is a reconciliation of Adjusted Operating Income reported in this press release to reported Net Earnings.

Table 3
Reconciliation of Operating Income to Net Earnings
$ Millions
(Unaudited)	Three Months Ended

	Sept 30,	June 30,	Sept 30,
	2017	2017	2016

Adjusted operating income	$31.8	$35.7	$23.7
Acquired business's one-time expenses	(2.0)	-	-
Operating income	$29.8	$35.7	$23.7
Interest expense	3.6	2.3	1.2
Other expense (income), net	(0.7)	(0.4)	(1.4)
Income taxes	5.8	1.2	7.6
Net Earnings	$21.1	$32.6	$16.3

Table 4 is a reconciliation of Operating Income reported in this press release to adjusted EBITDA.

Table 4
Reconciliation of Operating Income to Adjusted EBITDA
$ Millions
(Unaudited)	Three Months Ended

	Sept 30,	June 30,	Sept 30,
	2017	2017	2016

Operating income	$29.8	$35.7	$23.7
Depreciation and amortization	18.9	18.9	14.9
Other income (expense)	0.7	0.4	1.4
Acquired business's one-time expenses	2.0	-	-
Acquired depreciation and amortization	(1.0)	-	-
Adjusted EBITDA	$50.4	$55.0	$40.0

Table 5 is a reconciliation of adjusted EBITDA reported in this press release to reported Net Earnings.

Table 5
Reconciliation of EBITDA to Net Earnings
$ Millions
(Unaudited)	Three Months Ended

	Sept 30,	June 30,	Sept 30,
	2017	2017	2016

Adjusted EBITDA	$50.4	$55.0	$40.0
Adjusted EBITDA margin (3)(4)	19.3%	20.1%	18.1%
Acquired business's one-time expenses	(2.0)	-	-
Acquired depreciation and amortization	1.0	-	-
EBITDA	$49.4	$55.0	$40.0
EBITDA margin (4)	18.9%	20.1%	18.1%
Interest expense	$3.6	$2.3	$1.2
Depreciation and amortization	18.9	18.9	14.9
Income taxes	5.8	1.2	7.6
Net Earnings	$21.1	$32.6	$16.3

(3) EBITDA is defined as earnings before interest, income taxes, depreciation and amortization.
(4) EBITDA margin is defined as earnings before interest, incomes taxes, depreciation and amortization divided by revenues.

Table 6 is a table of other selected financial information.

Other Selected Financial Information
$ Millions, except share information
(Unaudited)	Three Months Ended

	Sept 30,	June 30,	Sept 30,
	2017	2017	2016

Share-based compensation expense, pre-tax	$6.3	$3.5	$4.1
Cash paid for shares repurchased	$49.9	$-	$-
Shares repurchased	1,414,900	-	-

Webcast Information

The Company will host a conference call at 9:00 a.m. Eastern Time on Tuesday, October 31, 2017 to discuss these results. The conference call will be broadcast live over the internet and can be accessed by all interested parties from the Company's website at www.ii-vi.com as well as at http://tinyurl.com/yd46uxga. A replay of the webcast will be available for two weeks following the call.

Use of Non-GAAP Financial Measures

The Company has disclosed financial measurements in this press release that present financial information considered to be non-GAAP financial measures. These measurements are not a substitute for GAAP measurements, although the Company's management uses these measurements as an aid in monitoring the Company's on-going financial performance. The adjusted non-GAAP net earnings and the adjusted non-GAAP earnings per share measure the earnings of the Company, excluding non-recurring or unusual items that are considered by the management to be outside the Company’s standard operation. EBITDA is an adjusted non-GAAP financial measurement that is considered by management to be useful in measuring the profitability between companies within the industry by reflecting operating results of the Company excluding non-operating factors. There are limitations associated with the use of non-GAAP financial measures, including that such measures may not be entirely comparable to similarly titled measures used by other companies, due to potential differences among calculation methodologies. Thus, there can be no assurance that items excluded from the non-GAAP financial measures will not occur in the future, or that there could be cash costs associated with items excluded from the non-GAAP financial measures. The Company compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by providing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures. Investors should consider adjusted measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with GAAP.

About II-VI Incorporated

II-VI Incorporated, a global leader in engineered materials and optoelectronic components, is a vertically integrated manufacturing company that develops innovative products for diversified applications in the industrial, optical communications, military, life sciences, semiconductor equipment, and consumer markets. Headquartered in Saxonburg, Pennsylvania, the Company has research and development, manufacturing, sales, service, and distribution facilities worldwide. The Company produces a wide variety of application-specific photonic and electronic materials and components, and deploys them in various forms, including integrated with advanced software to enable our customers. For more information, please visit us at www.ii-vi.com.

Forward-looking Statements

This press release contains forward-looking statements relating to future events and expectations that are based on certain assumptions and contingencies. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company's performance on a going-forward basis. The forward-looking statements in this press release involve risks and uncertainties, which could cause actual results, performance or trends to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. The Company believes that all forward-looking statements made by it in this release have a reasonable basis, but there can be no assurance that management's expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct. In addition to general industry and global economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this press release include, but are not limited to: (i) the failure of any one or more of the assumptions stated above to prove to be correct; (ii) the risks relating to forward-looking statements and other "Risk Factors" discussed in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2017; (iii) the purchasing patterns of customers and endusers; (iv) the timely release of new products, and acceptance of such new products by the market; (v) the introduction of new products by competitors and other competitive responses; (vi) the Company's ability to assimilate recently acquired businesses, and risks, costs and uncertainties associated with such acquisitions; (vii) our ability to achieve the anticipated benefits of capital investments that we make;and/or (viii) the Company's ability to devise and execute strategies to respond to market conditions. The Company disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events or developments, or otherwise.

II-VI Incorporated and Subsidiaries
Condensed Consolidated Statements of Earnings (Unaudited)
($000 except per share data)

	Three Months Ended
	September 30,	June 30,	September 30,
	2017	2017	2016
Revenues	$261,503	$273,717	$221,520

Costs, Expenses & Other Expense (Income)
Cost of goods sold	155,528	164,939	133,918
Internal research and development	25,574	25,966	21,832
Selling, general and administrative	50,624	47,137	42,079
Interest expense	3,645	2,262	1,246
Other expense (income), net	(767)	(445)	(1,402)
Total Costs, Expenses, & Other Expense (Income)	234,604	239,859	197,673

Earnings Before Income Taxes	26,899	33,858	23,847

Income Taxes	5,758	1,211	7,553

Net Earnings	$21,141	$32,647	$16,294

Diluted Earnings Per Share	$0.32	$0.50	$0.26

Basic Earnings Per Share	$0.34	$0.52	$0.26

Average Shares Outstanding - Diluted	65,283	65,032	63,590
Average Shares Outstanding - Basic	62,744	63,099	62,020

II-VI Incorporated and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
($000)

	September 30,	June 30,
	2017	2017
Assets
Current Assets
Cash and cash equivalents	$241,285	$271,888
Accounts receivable	192,828	193,379
Inventories	224,461	203,695
Prepaid and refundable income taxes	6,410	6,732
Prepaid and other current assets	28,704	26,602
Total Current Assets	693,688	702,296
Property, plant & equipment, net	460,859	367,728
Goodwill	270,103	250,342
Other intangible assets, net	135,905	133,957
Investment	11,998	11,727
Deferred income taxes	2,950	3,023
Other assets	8,302	8,224
Total Assets	$1,583,805	$1,477,297

Liabilities and Shareholders’ Equity
Current Liabilities
Current portion of long-term debt	$20,000	$20,000
Accounts payable	73,271	65,540
Accruals and other current liabilities	85,204	99,412
Total Current Liabilities	178,475	184,952
Long-term debt	384,742	322,022
Capital lease obligation	23,144	23,415
Deferred income taxes	23,751	15,345
Other liabilities	29,931	31,000
Total Liabilities	640,043	576,734
Total Shareholders’ Equity	943,762	900,563
Total Liabilities and Shareholders’ Equity	$1,583,805	$1,477,297

II-VI Incorporated and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
($000)

	Three Months Ended
	September 30,
	2017	2016
Cash Flows from Operating Activities
Net cash provided by operating activities	$12,383	$19,513

Cash Flows from Investing Activities
Additions to property, plant & equipment	(37,426)	(29,994)
Purchase of business, net of cash acquired	(79,465)	-
Other investing activities	136	145
Net cash used in investing activities	(116,755)	(29,849)

Cash Flows from Financing Activities
Proceeds from issuance of 0.25% convertible senior notes due 2022	345,000	-
Proceeds from borrowings under Credit Facility	40,000	24,000
Payments on borrowings under Credit Facility	(257,000)	(10,000)
Purchases of treasury stock	(49,875)	-
Proceeds from exercises of stock options	3,706	1,745
Payments in satisfaction of employees' minimum tax obligations	(3,608)	(2,230)
Debt issuance costs	(10,061)	(1,384)
Other financing activities	-	139
Net cash provided by financing activities	68,162	12,270

Effect of exchange rate changes on cash and cash equivalents	5,607	(283)

Net (decrease) increase in cash and cash equivalents	(30,603)	1,651

Cash and Cash Equivalents at Beginning of Period	271,888	218,445
Cash and Cash Equivalents at End of Period	$241,285	$220,096

Table 7
Reconciliation of Selected Non-GAAP Financial Measurements
($ Millions, except per share amounts)
(Unaudited)

	Three Months Ended

	Sept 30,	June 30,	Sept 30,
	2017	2017	2016

Reported Net Earnings	$21.1	$32.6	$16.3

Add back:
Acquisition transaction expenses and one-time expenses	2.0	-	-

Income tax impact on unusual items	(0.4)	-	-

Adjusted Net Earnings	$22.7	$32.6	$16.3

Per share data:
Reported Net Earnings:
Net Earnings - Diluted Earnings Per Share	$0.32	$0.50	$0.26
Net Earnings - Basic Earnings Per Share	$0.34	$0.52	$0.26

Per share, After-Tax Impact of Special Items on
Net Earnings - Diluted Earnings Per Share	$0.02	$-	$-
Net Earnings - Basic Earnings Per Share	$0.03	$-	$-

Adjusted Net Earnings
Adjusted Net Earnings - Diluted Earnings Per Share	$0.35	$0.50	$0.26
Adjusted Net Earnings - Basic Earnings Per Share	$0.36	$0.52	$0.26

CONTACT:
Mark Lourie
Director, Corporate Communications
Mark.lourie@ii-vi.comwww.ii-vi.com